Exhibit (24)

WACHOVIA CORPORATION

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor, Ross E. Jeffries, Jr. and Anthony R. Augliera, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission, and to sign any and all amendments to such Annual Report.

SIGNATURE	CAPACITY
/s/ G. Kennedy Thompson G. KENNEDY THOMPSON	Chairman, President, Chief Executive Officer and Director
/s/ Robert P. Kelly ROBERT P. KELLY	Senior Executive Vice President and Chief Financial Officer
/s/ David M. Julian DAVID M. JULIAN	Executive Vice President and Corporate Controller (Principal Accounting Officer)
/s/ John D. Baker, II JOHN D. BAKER, II	Director
/s/ James S. Balloun JAMES S. BALLOUN	Director
/s/ Robert J. Brown ROBERT J. BROWN	Director
/s/ Peter C. Browning PETER C. BROWNING	Director
/s/ John T. Casteen III JOHN T. CASTEEN III	Director

SIGNATURE	CAPACITY
/s/ Willian H. Goodwin, Jr. WILLIAM H. GOODWIN, JR	Director
/s/ Robert A. Ingram ROBERT A. INGRAM	Director
/s/ Donald M. James DONALD M. JAMES	Director
MACKEY J. MCDONALD	Director
/s/ Wallace D. Malone, Jr. WALLACE D. MALONE, JR	Vice Chairman and Director
/s/ Joseph Neubauer JOSEPH NEUBAUER	Director
/s/ Lloyd U. Noland III LLOYD U. NOLAND III	Director
/s/ Van L. Richey VAN L. RICHEY	Director
/s/ Ruth G. Shaw RUTH G. SHAW	Director
/s/ Lanty L. Smith LANTY L. SMITH	Director
/s/ John C. Whitaker, Jr. JOHN C. WHITAKER, JR	Director
/s/ Dona Davis Young DONA DAVIS YOUNG	Director

December 14, 2004
Charlotte, NC